Exhibit 99.1


Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Buckeye Partners, L.P. (the "Partnership") on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William H. Shea, Jr., Chief Executive Officer of the Partnership's General Partner, hereby certifies that:

   (1) The Report fully complies with the requirements of section
       13(a) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Date: April 29, 2003  /s/ William H. Shea, Jr.

                          William H. Shea, Jr.
                          President and Chief Executive Officer
                          Buckeye Pipe Line Company
                           as General Partner of Buckeye Partners, L.P.